UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

895 Don Mills Road,
Bldg. 2, Suite 900	M3C 1W3
Toronto, Ontario
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 571-5555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Introductory Note

            On November 13, 2018, Sphere 3D Corp. (the “Company”) closed the previously announced transactions contemplated by that certain Share Purchase Agreement (as amended by that certain First Amendment to Share Purchase Agreement dated August 21, 2018, and as further amended by that certain Second Amendment to Share Purchase Agreement dated November 1, 2018, the “Purchase Agreement”), dated February 20, 2018, by and among Company, Overland Storage, Inc., a California corporation and a wholly owned subsidiary of the Company (“Overland”), and Silicon Valley Technology Partners, Inc. (formerly Silicon Valley Technology Partners LLC), a Delaware corporation established by Eric Kelly, the Company’s Chief Executive Officer, who currently serves as the chief executive officer and chairman of the board of directors of such corporation (the “Purchaser”, and together with the Company and Overland, the “Parties”). Pursuant to the closing of the Purchase Agreement (the “Closing”), the Company sold to Purchaser all of the issued and outstanding shares of capital stock of Overland (the “Share Purchase”) in consideration for (i) the issuance to the Company of shares of Series A Preferred Stock of Purchaser (the “SVTP Shares”) representing 19.9% of the outstanding shares of capital stock of Purchaser as of the Closing, and (ii) the release of the Company and all of its subsidiaries (other than Overland) from all the obligations and liabilities under the Closing Indebtedness (as defined in the Purchase Agreement) and assumption thereof by Purchaser.

            In connection with the Closing and the other transactions described below:

(a)

$6.5 million of the outstanding principal amount of that certain 8% Senior Secured Convertible Debenture, dated December 1, 2014, by and between the Company and FBC Holdings S.A.R.L (“FBC”), having an outstanding principal amount of $24.5 million (as amended, the “Debenture”) was converted into 6,500,000 non-voting preferred shares of the Company;

(c)

the Company and its subsidiaries were released as obligors and guarantors under the Debenture and under the Company’s Credit Agreement, dated April 6, 2016, by and among Overland, Tandberg Data GMBH, and Opus Bank, as amended and as assigned to FBC, having an outstanding principal amount of $18.9 million (as amended, the “Existing Credit Agreement”); and

(d)

the Subordinated Promissory Note, dated December 11, 2017, by and between Overland and MF Ventures, LLC (“MFV”), having an outstanding principal amount of $2.2 million remained an obligation solely of Overland, and the Company has no obligations pursuant thereto.

            The value of the liabilities of the Company that were released upon the Closing exceeded $45.0 million (the amount of the purchase price contemplated by the Purchase Agreement).

            In connection with the closing of the Share Purchase, Mr. Kelly has been appointed chief executive officer and chairman of the board of directors of Overland.

            The foregoing summary of the Purchase Agreement, as amended, and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 21, 2018, the full text of the First Amendment to Share Purchase Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 21, 2018, and the full text of the Second Amendment to Share Purchase Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 2, 2018, each of which are incorporated herein by reference.

Item 1.01             Entry into a Material Definitive Agreement.

            The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Conversion Agreement and Series A Preferred Shares

            On November 13, 2018, in connection with the Closing, the Company filed articles of amendment (the “Articles of Amendment”) setting forth the rights, privileges, restrictions and conditions of a new series of non-voting preferred shares of the Company (the “Series A Preferred Shares”) and entered into a Conversion Agreement (the “Conversion Agreement”), by and between the Company and FBC, pursuant to which $6.5 million of the Debenture was converted into 6,500,000 Series A Preferred Shares.

            The Series A Preferred Shares (i) subject to prior shareholder approval, are convertible into the Company’s Common Shares, at a conversion rate equal to $1.00 per share, plus accrued and unpaid dividends, divided by an amount equal to 0.85 multiplied by a 15-day volume weighted average price per Common Share prior to the date the conversion notice is provided (the “Conversion Rate”), subject to a conversion price floor of $0.80, (ii) carry a cumulative preferred dividend at a rate of 8% of the subscription price per Series A Preferred Share, (iii) are subject to mandatory redemption for cash at the option of the holders thereof after a two-year period, and (iv) carry a liquidation preference equal to the subscription price per Series A Preferred Share plus any accrued and unpaid dividends.

            The Common Shares issuable upon the conversion of the Series A Preferred Shares may constitute more than 20% of the Common Shares of the Company currently outstanding and may result in a change of control of the Company, and therefore the Company will seek shareholder approval for the issuance of all Common Shares issuable upon conversion of the Series A Preferred Shares; provided, however, that the Company shall not seek shareholder approval unless such approval would occur after the six-month anniversary of the initial issue date of the Series A Preferred Shares. In the event shareholder approval is not obtained, FBC and its affiliates will not be entitled to convert such Series A Preferred Shares into Common Shares, but any unaffiliated transferee may convert all or any part of the Series A Preferred Shares held by such transferee into the number of fully paid and non-assessable Common Shares that is equal to the number of Series A Preferred Shares to be converted multiplied by the Conversion Rate in effect on the date of conversion; provided that, (x) after such conversion, the Common Shares issuable upon such conversion, together with all Common Shares held by such third party transferee that are or would be deemed to be aggregated under the rules of the Nasdaq Stock Market, in the aggregate would not exceed 19.9% of the total number of Common Shares of the Company then outstanding and (y) such conversion and issuance would not otherwise violate or cause the Company to violate the Company’s obligations under the rules or regulations of the Nasdaq Stock Market.

            The foregoing description of Conversion Agreement and the Series A Preferred Shares are qualified in their entirety by reference to the full text of such Conversion Agreement and the Articles of Amendment relating to the Series A Preferred Shares, which are filed as Exhibits 10.1and 3.1 to this report and are incorporated by reference herein.

Conversion and Royalty Agreement

            On November 13, 2018, in connection with the Closing, the Company entered into a Conversion and Royalty Agreement, by and among the Company, Purchaser, and FBC (the “Conversion and Royalty Agreement”), pursuant to which, among other things, Purchaser assumed the obligations and liabilities of the Company with regard to $18 million of the Debenture, and effective upon the execution of such Conversion and Royalty Agreement, the Company and its subsidiaries were automatically released as obligors and guarantors under the Debenture and any lien or security interest granted by the Company or its subsidiaries with respect to the Debenture was automatically terminated and released.

            The foregoing description of the Conversion and Royalty Agreement is qualified in its entirety by reference to the full text of the Conversion and Royalty Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Release from Credit Agreement

            On November 13, 2018, in connection with the assumption of the Closing Indebtedness by Purchaser as contemplated by the Purchase Agreement, Overland, Tandberg Data GMBH, Purchaser, and FBC amended and restated the Existing Credit Agreement (as amended and restated, the “A&R Credit Agreement”) pursuant to which the Company is a third party beneficiary of certain provisions therein. The A&R Credit Agreement, provides, among others, that effective upon the consummation of the Share Purchase, the Company and Sphere 3D, Inc. and V3 Systems Holdings, Inc., each a wholly owned subsidiary, were automatically released as guarantors under the Credit Agreement and all liens against the Company and the subsidiaries were granted in favor of the FBC securing obligations arising under or in connection with the Existing Credit Agreement and the other Loan Documents (as defined therein) were automatically terminated and released.

Exchange and Buy-Out Agreement and Security Agreement

            On November 13, 2018, in connection with the Share Purchase, the Company the entered into an Exchange and Buy-Out Agreement (the “Exchange Agreement”), by and among the Company, FBC, Purchaser, and MF Ventures LLC (“MFV”). Under the terms of the Share Exchange and Buy Out Agreement, (i) the Company granted FBC the right to exchange up to 2,500,000 of Series A Preferred Shares held by FBC for up to all of the SVTP Shares held by the Company (the “Exchange Right”), with such Exchange Right expiring within two years of the Closing, and (ii) MFV and SVTP have the right to purchase up to 2,120,301 of the SVTP Series A Preferred Shares that will be held by FBC plus up to 2,500,000 Series A Preferred Shares held by FBC (or, following exercise of the Exchange Right by FBC, the SVTP shares held by FBC) (the “Buy-out Right”), with such Buy-out Right expiring within one year of the Closing; provided, however, if MFV or SVTP exercise their Buy-out Right prior to FBC’s exercise of its Exchange Right, then any Series A Preferred Shares subject to the exercise of the Buy-out Right will automatically be exchanged for the same number of SVTP Shares that would have been issued to FBC had the Exchange Right been exercised prior to the buy-out. In connection with the Exchange Agreement, the Company entered into that certain Security and Pledge Agreement (the “Security Agreement”) by and between the Company and FBC, pursuant to which, among other things, the Company granted a security interest to FBC in all the SVTP Shares held by the Company to secure the Company’s obligations under the Exchange Agreement.

            The foregoing description of the Exchange Agreement and the Security Agreement are qualified in their entirety by reference to the full text of the Exchange Agreement and Security Agreement, which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Secured Note and Pledge Agreement

            On November 13, 2018, the Company entered into a Secured Promissory Note (the “Secured Note”) issued by Overland in favor of the Company and HVE Inc, a wholly-owned subsidiary of the Company, in the principal amount of $500,000. The proceeds from the Secured Note will be used to pay certain expenses on or after the Closing. The Secured Note matures on May 13, 2019 and accrues interest at a rate equal to 8% per annum. In connection with the Secured Note, the Company entered into a Pledge Agreement (the “Pledge Agreement”) with Overland pursuant to which, among other things, the Company granted a security interest to Overland in all the SVTP Shares held by the Company to secure the Company’s obligations under the Secured Note.

            The foregoing description of the Secured Note and the Pledge Agreement are qualified in their entirety by reference to the full text of the Secured Note and the Pledge Agreement, which are filed as Exhibits 10.5 and Exhibits 10.6 to Current Report on Form 8-K and are incorporated by reference herein.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

            The information provided in the Introductory Note and Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.01 by reference. On November 13, 2018, the Share Purchase was consummated pursuant to and on the terms set forth in the Purchase Agreement.

            As previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on May 31, 2018, at that certain special meeting of the Company’s shareholders held on May 31, 2018 in San Jose, California (the “Special Meeting”) the requisite Seller Shareholder Approval (as defined in the Purchase Agreement) was obtained to pass a special resolution approving the Share Purchase, which satisfies one of the closing conditions to the Share Purchase. Further, on November 13, 2018, the transfer by the Company to HVE Inc, a Delaware corporation and wholly owned subsidiary of the Company, of (a) the businesses of (i) Unified ConneXions, Inc. and (ii) HVE ConneXions, LLC (including the provision of information technology consulting services and hardware solutions around cloud computing, data storage and server virtualization to corporate, government, and educational institutions) and (b) the SNAP network attached storage business was consummated, which satisfies another closing condition to the Share Purchase.

Item 5.02             Departure of Directors or Principal Officers Election of Directors Appointment of Principal Officers.

            In connection with the consummation of the Share Purchase, Eric Kelly resigned as a director of the Company and as Chairman of the Board of Directors of the Company (the “Board”).

            (e)             Compensatory Arrangements with Certain Officers.

            The Board previously adopted an amendment to the Sphere 3D Corp. 2015 Performance Incentive Plan (the “2015 Plan”), subject to approval of the amendment by the Company’s shareholders, to increase the maximum number of the Company’s common shares that may be issued under the 2015 Plan by 382,500 shares. As disclosed in the Company’s Form 8-K filed on November 2, 2018, at the Company’s special meeting of shareholders held on October 31, 2018, the Company’s shareholders approved the 2015 Plan amendment. (Share numbers in this Item 5.02(e) are presented after giving effect to the Company’s one-for-eight reverse stock split, effective November 5, 2018.)

            The following summary of the 2015 Plan is qualified in its entirety by reference to the text of the 2015 Plan, which was included as Appendix C to the Company’s proxy statement for the special meeting filed on September 27, 2018 and incorporated herein by reference.

            The Company’s Board or one or more committees appointed by the Board administers the 2015 Plan. The Board has delegated general administrative authority for the 2015 Plan to the Compensation Committee of the Board. The administrator of the 2015 Plan has broad authority under the 2015 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

            Persons eligible to receive awards under the 2015 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

            After giving effect to the amendment of the 2015 Plan described above, the maximum number of the Company’s common shares that may be issued or transferred pursuant to awards under the 2015 Plan (the “Share Limit”) equals: (1) 640,843 shares, plus (2) the number of any shares subject to stock options granted under the Company’s Second Amended and Restated Stock Option Plan (the “Prior Plan”) and outstanding on June 18, 2015 which expire, or for any reason are cancelled or terminated, after that date without being exercised. No new awards may be granted under the Prior Plan. Shares that are subject to or underlie awards granted under the 2015 Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2015 Plan shall again be available for subsequent awards under the 2015 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2015 Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any award granted under the 2015 Plan, shall be available for subsequent awards under the 2015 Plan. To the extent that an award granted under the 2015 Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under the 2015 Plan.

            The types of awards that may be granted under the 2015 Plan include stock options, share appreciation rights, restricted stock, restricted share units, stock bonuses and other forms of awards granted or denominated in the Company’s common shares or units of common shares, as well as certain cash bonus awards. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2015 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference. The Company’s Board filed articles of amendment to create and designate the terms of the Series A Preferred Shares.

Item 8.01.             Other Events

            On November 14, 2018, the Company issued a press release announcing the consummation of the Share Purchase, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Articles of Amendment of the Company dated November 13, 2018

10.1	Conversion Agreement, dated November 13, 2018, by and between Sphere 3D Corp. and FBC Holdings S.A.R.L.

10.2	Conversion and Royalty Agreement, dated November 13, 2018, by and among, Sphere 3D Corp., FBC Holdings S.A.R.L. and Silicon Valley Technology Partners, Inc.

10.3	Share Exchange and Buy-Out Agreement, dated November 13, 2018, by and among Sphere 3D Corp., FBC Holdings S.A.R.L, MF Ventures LLC.

10.4	Security and Pledge Agreement, dated November 13, 2018, by and between Sphere 3D Corp. and FBC Holdings S.A.R.L.

10.5	Secured Promissory Note, dated November 13, by and among Sphere 3D Corp., HVE Inc., and Overland Storage, Inc.

10.6	Pledge Agreement, dated November 13, by and among Sphere 3D and Overland Storage, Inc.

99.1	Press Release issued November 14, 2018

Forward Looking Statements

This Current Report on Form 8-K contains forward–looking statements, which include, among others, Sphere 3D’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, that may involve risks, uncertainties, and assumptions concerning the Company’s business and products, including our ability to continue operations without the business of our former subsidiary, Overland Storage, Inc., our ability to raise additional capital through equity or debt financings, the market adoption, actual performance and functionality of our products; our inability to comply with the covenants in associated with our preferred shares; any increase in our future cash needs; our ability to maintain compliance with NASDAQ Capital Market listing requirements; unforeseen and proposed changes in the course of Sphere 3D’s business or the business of its wholly–owned subsidiaries; the level of success of our collaborations and business partnerships; possible actions by customers, partners, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in our periodic reports contained in our Annual Information Form and other filings with Canadian securities regulators (www.sedar.com) and in periodic reports filed with the United States Securities and Exchange Commission (www.sec.gov). All forward–looking statements speak only as of the date of this written communication. Sphere 3D undertakes no obligation to update any forward–looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 14, 2018

SPHERE 3D CORP.

By:	/s/ Peter Tassiopoulos
Peter Tassiopoulos
President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment of the Company dated November 13, 2018

10.1	Conversion Agreement, dated November 13, 2018, by and between Sphere 3D Corp. and FBC Holdings S.A.R.L.

10.2	Conversion and Royalty Agreement, dated November 13, 2018, by and among, Sphere 3D Corp., FBC Holdings S.A.R.L. and Silicon Valley Technology Partners, Inc.

10.3	Share Exchange and Buy-Out Agreement, dated November 13, 2018, by and among Sphere 3D Corp., FBC Holdings S.A.R.L, MF Ventures LLC.

10.4	Security and Pledge Agreement, dated November 13, 2018, by and between Sphere 3D Corp. and FBC Holdings S.A.R.L.

10.5	Secured Promissory Note, dated November 13, by and among Sphere 3D Corp., HVE Inc., and Overland Storage, Inc.

10.6	Pledge Agreement, dated November 13, by and among Sphere 3D and Overland Storage, Inc.

99.1	Press Release issued November 14, 2018